Exhibit 5.1

September 18, 2019

German American Bancorp, Inc.

711 Main Street

Jasper, Indiana 47546

Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to German American Bancorp, Inc., an Indiana corporation (“German American”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by German American to exchange up to $40,000,000 aggregate principal amount of its 4.50% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Exchange Securities”) for its existing 4.50% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Securities”). The Exchange Securities are to be issued in accordance with the provisions of the Indenture (the “Indenture”), dated as of June 25, 2019, by and between German American and U.S. Bank National Association (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of June 25, 2019, by and among German American and the purchasers of the Securities (the “Registration Rights Agreement”).

For purposes of the opinions contained herein, we have assumed with respect to all documents examined by us the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or telefacsimile copies. We also have assumed with respect to all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have the same force and effect as an original signature. In addition, in making our examination of the documents related to the subject matter hereof and the documents described herein which have been executed by parties other than German American, we have assumed that all such other parties had the power to enter into and perform all obligations thereunder, that all such other parties were duly authorized by all requisite action to execute, deliver and perform their respective obligations thereunder, that all signatories on all such documents were duly qualified and incumbent parties with the proper authority to execute all such documents, and the due execution and delivery of all such documents and the validity, binding effect and enforceability of all such documents on such other parties in accordance with their respective terms.

2700 Market Tower, 10 West Market Street
Indianapolis, IN 46204

German American Bancorp, Inc.

September 18, 2019

As to any facts material to our opinion which we did not independently establish or verify, we have been furnished with and have relied upon certificates of officers and other representatives of German American.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Exchange Securities (in the form examined by us) are duly executed by German American, authenticated by the Trustee in accordance with the Indenture and issued and delivered upon consummation of the exchange offer (as described in the Registration Statement) against receipt of Securities surrendered in exchange therefor in accordance with the terms of such exchange offer, the Registration Rights Agreement, the Registration Statement and the Indenture, the Exchange Securities will be valid and binding obligations of German American, enforceable against German American in accordance with their terms.

We express no opinion (i) as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Indiana, or (ii) as to the validity, binding effect or enforceability of any provision in the Exchange Securities or the Indenture to the extent it violates any applicable statute of limitations or relates to the choice of forum for resolving disputes.  The opinions expressed above are subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein, as well as under the heading “Legal Matters” in the related prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Bingham Greenebaum Doll LLP

BINGHAM GREENEBAUM DOLL LLP